FORM OF
Participation Agreement
Exhibit B
Portfolio

International Value Portfolio

International Small-Cap Portfolio
Diversified Research Portfolio
Equity Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
     (formerly called Blue Chip Portfolio)
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Fasciano Small Equity Portfolio
     (formerly called Aggressive Equity Portfolio)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio

Real Estate Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio

Effective May 1, 2006, agreed to and accepted by:

PACIFIC SELECT FUND

By:

Name: James T. Morris
Title: President

PACIFIC SELECT DISTRIBUTORS, INC.

BY:		BY:

	Name: Gerald W. Robinson		Name: Audrey L. Milfs
	Title: Chairman & Chief Executive Officer		Title: Secretary

PACIFIC LIFE INSURANCE COMPANY

BY:		BY:

	Name: James T. Morris		Name: Audrey L. Milfs
	Title: Chief Operating Officer		Title: Secretary

PACIFIC LIFE & ANNUITY COMPANY

BY:		BY:

	Name: James T. Morris		Name: Audrey L. Milfs
	Title: President		Title: Secretary